UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Social Life Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Ct, Suite A509, Englewood, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Social Life Network, Inc. referred to herein as “we”, “us”, or “our”

Item 8.01 Other Events

Background

After unanimous Board of Directors approval and Shareholder Approval by consent of over 51% of our outstanding shares, filing of our Definitive Information Statement and notice to shareholders, we filed Amended and Restated Articles of Incorporation (“Amended Articles”) with the State of Nevada, which were approved by the State of Nevada on May  8, 2020 to: (a)  increase our authorized shares with the State of Nevada,  which Amended Articles increased our authorized Class A Common Stock Shares to Ten Billion (10,000,000,000) Shares and our Preferred Shares to Three Hundred Million (300,000,000) Shares; and (b) authorized us from May 8, 2020 and continuing until March 31, 2021 (the Reverse Stock Split Termination Date”), as determined by our Board of Directors in its sole discretion, to effect a Reverse Stock Split of not less than 1 share for every 5,000 shares and no more than 1 share for every 25,000 shares (the “Reverse Stock Split”).

Cancellation of Reverse Stock Split

On December 11, 2020, our Board unanimously approved  to irrevocably not affect the Reverse Stock Split by the Reverse Stock Split Termination Date,  in which case, effective as of December 11, 2020,  the Company is  not authorized to affect the Reverse Stock Split  pursuant to the Amended Articles.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2020

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

3